Exhibit 99.1

NYSE: MMP
_____________________________________________________________________________________________________

Date:	June 15, 2020

Contact:	Paula Farrell
(918) 574-7650
paula.farrell@magellanlp.com
Magellan Midstream to Participate in J.P. Morgan Virtual Investor Conference

TULSA, Okla. – Magellan Midstream Partners, L.P. (NYSE: MMP) announced today that Michael Mears, chief executive officer, is scheduled to participate in a question and answer session about Magellan at the J.P. Morgan Energy, Power & Renewables Virtual Conference at 10:10 a.m. Eastern on Wed., June 17.

The session will be moderated by Jeremy Tonet, J.P. Morgan equity research analyst, with an audio webcast available live on the day of the event on the partnership’s website at www.magellanlp.com/investors/webcasts.aspx. A replay of the webcast also will be available for 30 days at www.magellanlp.com.

In addition, management will be hosting virtual meetings with institutional investors during the conference. The slides used for these meetings also will be available at www.magellanlp.com/investors/webcasts.aspx.

About Magellan Midstream Partners, L.P.
Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. The partnership owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.

###

Except for statements of historical fact, this news release constitutes forward-looking statements as defined by federal law. Although management of Magellan Midstream Partners, L.P. believes such statements are based on reasonable assumptions, such statements necessarily involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different. Factors that could lead to material changes in performance are described in the partnership's filings with the Securities and Exchange Commission, including the partnership’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, especially under the headings “Risk Factors” and “Forward-Looking Statements.” Forward-looking statements made by the partnership in this release are based only on information currently known, and the partnership undertakes no obligation to revise its forward-looking statements to reflect future events or circumstances.